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                                                                  EXHIBIT 10.2

                                [NBD LETTERHEAD]


March 11, 1997

Mr. Bharat Desai
President
Syntel, Inc.
2800 Livernois, Suite 400
Troy, MI 48083


Dear Bharat:

We are pleased to inform you that NBD Bank has increased the uncommitted credit authorization described in Section 1.1 of the Credit Authorization Agreement executed by you and the Bank on September 13, 1996 from $15,000,000 to $20,000,000. In conjunction with this increase, Section 3.1 BORROWING BASE A. is increased from 75% to 80% of the Borrower's trade accounts receivable.

The requirements of Section 9.3(I) TANGIBLE NET WORTH and (K) LEVERAGE RATIO remain in place, however NBD Bank hereby waives compliance with these terms through December 31, 1996.

Except as modified by this letter, all of the terms and conditions of the Credit Authorization Agreement remain in effect. Please sign on the following page to confirm these changes.

                                [NBD LETTERHEAD]


Sincerely,

NBD Bank

By:  Mary Ann Lievois                     By:   Rebecca Smith
   --------------------------                -------------------------
       Mary Ann Lievois                           Rebecca Smith

Its:  Vice President                      Its:  Senior Vice President
    -------------------------                 ------------------------

Accepted and Agreed to this      day of                    ,        .
                           -----       --------------------  ------

Syntel, Inc.


By:   Neerja Jethi
   ------------------------
      Neerja Jethi

Its:  V. President
    -----------------------